Adamis Pharmaceutical Corporation 10-K

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in the following registration statements of our report dated June 29, 2012, included in Adamis Pharmaceutical Corporation's Form 10-K for the year ended March 31, 2012.

*    Registration statement on Form S-8, SEC file number 333-159229, as filed with the Securities and Exchange Commission on May 19, 2009,

*    Registration statement on Form S-8, SEC file number 333-169106, as filed with the Securities and Exchange Commission on August 30, 2010.

*    Registration statement on Form S-8, SEC file number 333-175383, as filed with the Securities and Exchange Commission on July 7, 2011.

/s/ Mayer Hoffman McCann P.C.

MAYER HOFFMAN MCCANN PC
Certified Public Accountants
Boca Raton, Florida

June 29, 2012